Exhibit 10.13

FORM OF

CDW HOLDINGS LLC

(MANAGEMENT)

CLASS A COMMON UNIT [PURCHASE AND EXCHANGE] AGREEMENT

THIS CLASS A COMMON UNIT PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”) is made as of                     , by and between CDW Holdings LLC, a Delaware limited liability company (the “Company”), and                              (“Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 12 hereof.

[WHEREAS, Investor is the holder of certain shares of common stock of CDW, as set forth on Schedule A-1 attached hereto (the “Exchange Shares”);

WHEREAS, Investor desires to exchange the Exchange Shares for Class A Common Units of the Company;

WHEREAS, the Company has agreed to effect an exchange of the Exchange Shares for Class A Common Units, and, subject to the terms and conditions set forth herein and in the LLC Agreement, Investor has agreed to exchange the Exchange Shares for such Class A Common Units; and

WHEREAS, Investor also desires to purchase additional Class A Common Units of the Company for cash, and the Company has agreed to sell such additional Class A Common Units to Investor.]

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

1. [Exchange of Class A Common Units.

(a) The Company has authorized the issuance to Investor, in exchange for the Exchange Shares, the number of Class A Common Units of the Company indicated in the column labeled “Number of Exchanged Units” on Schedule A-1 hereto, and upon surrender by the Investor of the Exchange Shares (and the certificate(s), if any, representing such Exchange Shares accompanied by duly executed stock powers) free and clear of all liens and encumbrances, hereby issues to Investor the number of Class A Common Units of the Company indicated in the column labeled “Number of Exchanged Units” on Schedule A-1 hereto pursuant to the provisions of the Company’s 2007 Incentive Equity Plan (the “Plan”). The Class A Common Units acquired by the Investor in exchange for the Exchange Shares pursuant to this Section 1(a) shall constitute “Exchanged Units.”

(b) Without in any way limiting the representations and warranties contained herein, each of the parties hereto intends that the exchange transaction contemplated by Section 1(a) qualify as part of an exchange of property for an interest in a partnership under Section 721 of the Internal Revenue Code of 1986, as amended. Each of the parties hereto shall prepare and file all tax returns in a manner consistent with such treatment. Notwithstanding anything to the contrary contained herein, the Investor hereby agrees and acknowledges that neither the Company nor any of its Affiliates is making any representations with respect to any tax, economic or legal consequences of the exchange transaction contemplated by Section 1(a), and the Investor agrees to accept the tax and legal consequences of the exchange transactions contemplated by Section 1(a).]

2. [Sale and Purchase of Class A Common Units.

(a) The Company has authorized the sale and issuance to Investor of, and hereby sells and issues to Investor, the number of Class A Common Units of the Company indicated on Schedule A-2 hereto at a price per Class A Common Unit of $         for an aggregate purchase price set forth on Schedule A-2 (the “Purchase Price”), pursuant to the provisions of the Plan. The Class A Common Units purchased pursuant to this Section 2(a) shall constitute “Purchased Units” and together with the Exchanged Units, the “Units.”

(b) Payment of the Purchase Price shall be made on the date hereof (the “Closing Date”) by means of any combination of a check or wire transfer of immediately available funds in an amount equal to the Purchase Price. The sale and issuance of the Purchased Units is conditioned on the receipt in full of the Purchase Price by the Company on the Closing Date.]

3. [Purchase and Exchange] Terms.

(a) Investor, intending to be legally bound, hereby irrevocably exchanges the Exchange Shares for the Exchanged Units and subscribes for and purchases and accepts the Purchased Units, in each case on the terms and conditions set forth herein. By execution of this Agreement, Investor acknowledges that the Company is relying upon the accuracy and completeness of the representations and warranties of Investor contained herein in complying with its obligations under the Securities Act and similar state securities laws. Investor acknowledges that it is a condition to the Company’s issuance of the Units that Investor become a party to the LLC Agreement simultaneous with the execution of this Agreement.

(b) Until the earlier to occur of a Sale of the Company and an IPO, any certificates evidencing Units shall be held by the Company for the benefit of Investor and the other holder(s) of Units, if any. Any certificates evidencing Units held by Investor or Investor’s Permitted Transferee shall be delivered by Investor to the Company, together with appropriate irrevocable unit powers undated and duly executed in blank sufficient to transfer title thereto upon the occurrence of a Sale of the Company or otherwise upon a repurchase of such Units hereunder. Upon the occurrence of a Sale of the Company, the Company shall either (i) return to the record holders thereof any certificates representing the Units, together with unit powers previously delivered by Investor, or (ii) deliver to the record holders of the Units all proceeds received by the Company from the transfer of the Units in connection with a Sale of the Company. Upon the occurrence of an IPO or a Section 351 Transaction, the Company shall return to the record holders thereof any certificates representing the Units, together with unit powers previously delivered by Investor. At the request of Investor, the Company shall provide to Investor the number of Units held by Investor and copies of certificates representing such Units.

4. Representations and Warranties of the Company. As a material inducement to Investor to enter into this Agreement, exchange the Exchange Shares for the Exchanged Units and purchase the Purchased Units, the Company hereby represents and warrants to Investor that:

(a) Organization. The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(b) Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any other obligation of the Company.

(c) Capital of the Company. As of the date hereof, the outstanding equity interests of the Company consist of              Class A Common Units, including the Units issued pursuant to this Agreement, and              Class B Common Units of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity interests or any warrants, options or other rights to acquire its equity interests, except pursuant to the LLC Agreement, the Unitholders Agreement, the Registration Agreement, this Agreement and any Class A Common Unit Purchase and Exchange Agreement, Class A Common Unit Purchase Agreement, Class A Common Unit Exchange Agreement, Class B Common Unit Grant Agreement or Deferred Unit Agreement executed by the Company on the date hereof. All of the Company’s outstanding Common Units, including the Units issued hereunder, are validly issued.

5. Investor’s Representations and Warranties. In connection with the exchange of the Exchange Shares for the Exchanged Units and the purchase and sale of the Purchased Units hereunder, Investor hereby represents and warrants to the Company that:

(a) Investor’s Investment Representations. Investor hereby represents that he, she or it is acquiring the Units to be acquired by him, her or it hereunder for his, her or its own account with the present intention of holding such securities for investment purposes and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Investor acknowledges that the Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Units will be issued to Investor in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on Investor’s representations and agreements contained herein and in the LLC Agreement.

(b) No Conflict. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Investor or (ii) any contract to which Investor is a party or by which Investor or any of its properties or assets may be bound or affected.

(c) Other Representations and Warranties of Investor. Investor hereby further represents and warrants to the Company that:

(i) Investor is an officer or employee of the Company or one of its Subsidiaries;

(ii) Investor acknowledges that this Agreement has been executed and delivered, and the Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Investor;

(iii) Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Units to be acquired by him, her or it hereunder and has had full access to such other information concerning the Company (including access to the Company’s Certificate of Formation, the LLC Agreement and an Offering Summary (including exhibits thereto)) as Investor may have requested in making his, her or its decision to invest in the Units being issued hereunder;

(iv) Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and/or has, by reason of his or her business and financial experience and the business and financial experience of those retained by him or her such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of holding the Units such that Investor is sophisticated as contemplated by Rule 506(b)(2)(ii) under the Securities Act;

(v) Investor is able to bear the economic risk and lack of liquidity of an investment in the Company and is able to bear the risk of loss of his, her or its entire investment in the Company, and Investor fully understands and agrees that he, she or it may have to bear the economic risk of his, her or its purchase for an indefinite period of time because, among other reasons, the Units have not been registered under the Securities Act or under the securities laws of any state or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration is available;

(vi) Investor acknowledges that the Units are subject to the restrictions contained in the LLC Agreement, and Investor has received and reviewed a copy of the LLC Agreement;

(vii) Investor will not sell or otherwise transfer Common Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any transfer of Common Units by Investor or subsequent holders of Common Units will be in compliance with the provisions of this Agreement and the LLC Agreement;

(viii) Investor acknowledges that any certificate representing Common Units shall include such legend(s) as the Company determine are necessary or advisable;

(ix) Investor has all requisite legal capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement and the LLC Agreement; and the execution, delivery and performance of this Agreement, the LLC Agreement and all other agreements contemplated hereby and thereby to which Investor is a party and the exchange of the Exchange Shares for the Exchanged Units and the purchase of the Purchased Units hereunder have been duly authorized by Investor;

(x) Investor has relied on the advice of, or has consulted with, only his, her or its own legal, financial and tax advisors and the determination of Investor to acquire the Units pursuant to this Agreement has been made by Investor independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person (including all Persons acquiring Common Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a unitholder of the Company;

(xi) Investor is not acquiring the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to Investor in connection with investments in securities generally;

(xii) Investor is a resident of the state of                     ;

(xiii) Investor acknowledges that neither the issuance of the Units to Investor nor any provision contained in this Agreement or the LLC Agreement shall entitle Investor to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Investor’s employment at any time; and

(xiv) Investor acknowledges that, except as required by applicable law, the Company shall have no duty or obligation to disclose to Investor, and Investor shall have no right to be advised of, any material information regarding the Company and its Subsidiaries.

6. Compensatory Arrangements. This Agreement has been executed and delivered, and the Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company or its Subsidiaries and Investor, and pursuant and subject to the provisions of the Plan.

7. Restrictions on Transfers.

(a) Transfer of Securities. No holder of Class A Common Units (other than the Institutional Investors or the Company (to which the restrictions on Transfer in this Section 7 shall not apply)) shall Transfer any interest in Class A Common Units without the prior written consent of the Institutional Investors except Transfers (i) to a Permitted Transferee in accordance with Section 7(b) hereof, (ii) in connection with a Sale of the Company or in connection with a Section 351 Transaction, (iii) in a Public Sale (following an IPO) or (iv) to the Company or the Institutional Investors in connection with the exercise of any repurchase right vested in the Company or the Institutional Investors.

(b) Permitted Transfers. The restrictions set forth in Section 7(a) shall not apply to any Transfer of Class A Common Units by Investor (i) in the event of Investor’s death, pursuant to will or applicable laws of descent or distribution, (ii) to such Person’s legal guardian (in case of any mental incapacity) or (iii) to or among his or her Family Group; provided that the restrictions contained in this Agreement will continue to be applicable to the Class A Common Units after any Transfer pursuant to this Section 7(b). At least 15 days prior (other than in the case of Transfers pursuant clauses (i) or (ii) above, in which case as promptly as practical following such Transfer) to the Transfer of Class A Common Units pursuant to this Section 7(b), the Transferee(s) will deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such Transferee. Any Transferee of Class A Common Units pursuant to a Transfer in accordance with the provisions of this Section 7(b) is herein referred to as a “Permitted Transferee.” Notwithstanding the foregoing, (A) no party hereto shall avoid the provisions of this Agreement or the LLC Agreement by (i) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (ii) Transferring the securities of any entity holding (directly or indirectly) Class A Common Units and (B) if the Board determines that the Transfer of Class A Common Units to a Permitted Transferee pursuant to this Section 7(b) would have an adverse effect on the Company, including by causing the Company to become subject to the reporting requirements of the Exchange Act, the Board may prohibit any such Transfer pursuant to this Section 7(b).

(c) Termination of Restrictions. The restrictions set forth in this Section 7 shall continue with respect to each Class A Common Unit until the earlier to occur of an IPO or a Sale of the Company.

8. Community Property. If, as of the date hereof, Investor is lawfully married and Investor’s address or the permanent residence of Investor’s spouse is located in a community property jurisdiction, Investor’s spouse shall execute and deliver to the Company on the Closing Date the Consent in the form of Exhibit A attached hereto.

9. Additional Transfer Restrictions.

(a) Restrictive Legend. Any certificates representing the Class A Common Units shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE PROVISIONS, AND CERTAIN OTHER

AGREEMENTS SET FORTH IN A CLASS A COMMON UNIT PURCHASE AND EXCHANGE AGREEMENT BETWEEN THE COMPANY AND INVESTOR DATED AS OF                     , A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) Opinion of Counsel. No holder of Class A Common Units may Transfer any Class A Common Units (except pursuant to an effective registration statement under the Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

(c) Holdback. In connection with an IPO, the holders of Class A Common Units shall enter into any holdback, lockup or similar agreement requested by the underwriters managing such IPO; provided, however, that no such holder shall be required to enter into an agreement that is more restrictive than that of any other holder.

(d) Transfer of Class A Common Units. Prior to the Transfer of any Class A Common Units (other than pursuant to a Public Sale or a Sale of the Company or in a Section 351 Transaction) to any Person, the Transferring holder of Class A Common Units subject to this Agreement shall cause the prospective Transferee to be bound by this Agreement and to execute and deliver to the Company and the other unitholders of the Company a counterpart of or joinder to the LLC Agreement as a condition to the effectiveness of such Transfer. Upon the execution and delivery of such counterpart or joinder by such Person, subject to the requirements of the LLC Agreement, such Person’s acquired Class A Common Units shall be “Class A Common Units” under this Agreement.

10. Repurchase Option.

(a) The Class A Common Units (whether held by Investor or one or more of Investor’s Transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Institutional Investors pursuant to the terms and conditions set forth in this Section 10 (the “Repurchase Option”).

(b) In the event of (i) a termination of Investor’s employment with the Company or its Subsidiaries for any reason, (ii) the violation by Investor of any agreement between Investor and the Company or any of its Subsidiaries with respect to non-competition, non-solicitation, confidentiality or protection of trade secrets (or similar provision regarding intellectual property) (collectively, “Restrictive Covenants”) or (iii) Investor becoming employed by, performing services for, or otherwise becoming associated with (as an employee, officer, director, manager, partner or consultant or member, stockholder or investor owning more than a 2% interest or other similar role) a Competitor (as defined below) of the Company or any of its Subsidiaries, first the Company and then the Institutional Investors shall have the right, but not the obligation, to repurchase all or any portion of the Class A Common Units. The Company hereby agrees to consider reasonably and promptly any request by Investor for a good faith determination of the application of the “Restrictive Covenants” set forth above to specific proposed activities of Investor and to be bound by such determination with respect to such proposed activities.

(c) The price per Class A Common Unit to be paid shall be as follows: (1) in the case of a termination by the Company for Cause or the violation of any Restrictive Covenant, the lesser of (A) the Fair Market Value of such Class A Common Unit as of the date of repurchase and (B) the Original Cost of such Class A Common Unit; and (2) in the case of a termination of Investor’s employment for any other reason, the Fair Market Value of such Class A Common Unit as of the date of repurchase; provided, however, if a holder of Class A Common Units receives a repurchase price per Class A Common Unit equal to the Fair Market Value thereof pursuant to this clause (2) but Investor subsequently violates any Restrictive Covenant applicable to him or her, then the holder of such Class A Common Units shall immediately remit a cash payment to the Company equal to (x) the positive difference, if applicable, between the Fair Market Value received by such holder per each such Class A Common Unit and the corresponding Original Cost for each such Class A Common Unit multiplied by (y) the number of Class A Common Units with respect to which the holder of Class A Common Units received Fair Market Value pursuant to this Section 10(c); provided further, however, that any obligation arising under the foregoing proviso may be offset against any other amounts due to such holder by the Company under any promissory note received by the Investor in consideration of the repurchase of such Class A Common Units.

(d) The Company may elect to repurchase all or any portion of the Class A Common Units (the “Available Common Units”) by delivery of written notice (a “Company Repurchase Notice”) to Investor (and any other holders of Class A Common Units) within 90 days after (i) Investor’s Separation Date or (ii) the date on which the Company first became aware of an event described in Section 10(b)(ii) or 10(b)(iii) above, as applicable (the “Repurchase Notice Period”). The Company Repurchase Notice shall set forth the number of Class A Common Units to be acquired and the time and place for the closing of the transaction.

(e) If for any reason the Company does not elect to purchase all of the Available Common Units, then the Institutional Investors shall be entitled to repurchase all or any portion of the Available Common Units that were not repurchased by the Company pursuant to Section 10(d) above (the “Remaining Common Units”). As soon as practicable after the Company has determined that it will not purchase all of the Available Common Units, but in any event within 60 days after the beginning of the Repurchase Notice Period corresponding to such Available Common Units, the Company shall give written notice (the “Available Units Notice”) to each Institutional Investor setting forth the number of Remaining Common Units. The Institutional Investors may elect to purchase all or any portion of the Remaining Common Units by giving written notice to the Company within 30 days after the Available Units Notice has been delivered to the Institutional Investors by the Company (but no later than the end of the Repurchase Notice Period if no Available Units Notice is delivered). If the Institutional Investors elect to purchase an aggregate amount of Remaining Common Units in excess of the amount of Remaining Common Units specified in the Available Units Notice, then the Remaining Common Units shall be allocated among the Institutional Investors on a pro rata basis according to the number of Class A Common Units owned by each Institutional Investor on the date of the Available Units Notice. Any Institutional Investor may condition its election to purchase such Remaining Common Units on the election of one or more other Institutional

Investors to purchase Remaining Common Units. As soon as practicable, and in any event within 10 days after the expiration of the 30-day period beginning on the date the Available Units Notice is delivered to the Institutional Investors pursuant to this Section 10(e) (but no later than the end of the Repurchase Notice Period if no Available Units Notice is delivered), the Company shall deliver a further Repurchase Notice (the “Investor Repurchase Notice”) to the holders of such Remaining Common Units setting forth the number of Remaining Common Units to be acquired and the time and place for the closing of the transaction. At the time the Company delivers the Investor Repurchase Notice to the holders of such Remaining Common Units, the Company shall also deliver written notice to each Institutional Investor setting forth the number of Class A Common Units such Institutional Investor is entitled to purchase and the time and place of the closing of the transaction.

(f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Class A Common Units by the Company (including pursuant to Section 10(k) below) shall be subject to applicable restrictions contained in the Act, as amended, or any successor statute and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Common Units hereunder which the Company is otherwise entitled to make, the time periods provided in this Section 10 shall be suspended, and the Company may make such repurchases at the applicable purchase price therefor, as soon as it is permitted to do so under such restrictions.

(g) Upon delivery of the full consideration for the Class A Common Units at the closing of a repurchase pursuant to this Section 10 (including delivery of any subordinated promissory note pursuant to Section 10(i)), the holder of such Class A Common Units from whom such securities are to be purchased shall cease to have any rights as a holder of such securities, and such securities shall be deemed purchased in accordance with the applicable provisions hereof and the purchaser thereof shall be deemed the owner (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Class A Common Units has been delivered as required by this Agreement.

(h) Any election by the Company or the Institutional Investors (or any of their designees) to purchase Class A Common Units pursuant to this Section 10 shall be revocable by such Person (with respect to all or any portion of the Class A Common Units elected to be purchased) at any time prior to the closing of such purchase, without any liability whatsoever to such Person in respect of the rights and obligations in this Section 10.

(i) If the Company elects to purchase all or any portion of such Class A Common Units hereunder, then, within 150 days following the Separation Date, the Company shall pay for such Class A Common Units, at the Company’s option, (i) only in the event the Company’s and its Subsidiaries’ debt financing agreements restrict the Company from repurchasing such Class A Common Units, with a subordinated promissory note of the Company, which subordinated promissory note shall (x) bear interest at the prime rate (as published from time to time in The Wall Street Journal, electronic edition) (compounded calendar quarterly and which shall be payable annually in cash unless otherwise prohibited), (y) have all principal payments due promptly following such time as the Company’s debt financing agreements permit the Company to make such repurchase in cash (but in no event later than the fifth anniversary of the date of issuance of such promissory note) and prior to the payment of any dividends or other distributions on any of the Company’s equity securities, and (z) be subordinated on terms and conditions satisfactory to the holders of the Company’s or its Subsidiaries’ indebtedness for borrowed money (but only to the extent required by the terms of such indebtedness), (ii) by certified check or wire transfer of funds, (iii) by delivery of a number of shares of common stock of VH Holdings having a Fair Market Value equal to the aggregate repurchase price for such Class A Common Units (the “Repurchase Shares”); provided that, in the event any Repurchase Shares are issued, promptly following the closing of the repurchase transaction, the Company shall direct VH Holdings and VH Holdings shall accordingly redeem, and the holder of such Repurchase Shares shall sell to VH Holdings, all of the Repurchase Shares for an aggregate amount equal to the aggregate repurchase price for the Class A Common Units (or the portion thereof previously assigned to the Repurchase Shares), which amount shall be paid in cash unless the conditions of clause (i) of this Section 10(i) shall have been met, in which case, such amount may be paid through the issuance of a subordinated promissory note of VH Holdings containing and subject to the same terms as provided in clause (i) of this Section 10(i), or (iv) any combination of the foregoing. If an Institutional Investor elects to purchase all or any portion of the Remaining Common Units hereunder, such Institutional Investor shall pay for such Class A Common Units by certified check or wire transfer of funds.

(j) The provisions of this Section 10 will terminate with respect to all Class A Common Units upon the consummation of a Sale of the Company or other transaction that reduces the Institutional Investors’ Class A Common Units to less than 10% of their Class A Common Units acquired on the date hereof; provided that the Company’s and the Institutional Investor’s rights to repurchase Class A Common Units as a result of Investor’s resignation shall terminate upon an IPO.

11. Sale of the Company.

(a) Subject to the terms of this Section 11, if the Institutional Investors (so long as the Institutional Investors collectively continue to hold at least 51% of the outstanding Class A Common Units) (the “Approving Holders”) approve a Sale of the Company (and, in the case of any sale or other company transaction which requires the approval of the managers of a Delaware manager-managed limited liability company pursuant to applicable Delaware law, the Board shall have approved such Sale of the Company) (the “Approved Sale”), and the Institutional Investors invoke the provisions of this Section 11 by written notice to the holders of Class A Common Units, the holders of Class A Common Units shall vote for (to the extent permitted to vote thereon), consent to and raise no objections against such Sale of the Company or the process by which such transaction was arranged. If the Sale of the Company is structured as a (i) merger or consolidation, each holder of Class A Common Units or other equity securities or interests shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Company Units or other equity securities or interests, each holder of Class A Common Units or other equity securities or interests shall sell and surrender all of such holder’s Class A Common Units or other equity securities or interests and rights to acquire Class A Common Units or other equity securities or interests on the terms and conditions approved by the Approving Holders and the Board (to the extent such approval is required by applicable Delaware law). Each holder of Class A Common Units or other equity securities or interests shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company, including without limitation, executing a sale contract pursuant to which each holder of Company Units will: (i) severally (but not jointly), on a pro rata basis as determined in accordance with Section 11(d) below, give the same indemnities as the Approving Holders for representations and warranties regarding the Company and its assets, liabilities and business and for covenants of the Company (collectively, the “Company Indemnities”) and (ii) solely on behalf of such holder, make such representations, warranties, covenants and give such indemnities concerning such holder and the Company Units or other equity securities or interests (if any) to be sold by such holder (collectively, the “Unitholder Obligations”) as may be also applicable to all other holders of Company Units and the Company Units to be sold by such other parties set forth in any agreement approved by the Institutional Investors and the Board (to the extent required by applicable Delaware law); provided that: (A) the pro rata share of a holder of Company Units for any amounts payable in connection with any claim under the Company Indemnities by the purchaser(s) in such Sale of the Company transaction (any such amount payable, an “Indemnity Loss”) shall be determined in accordance with Section 11(d) below, and (B) if any holder of Company Units pays for more than such holder’s pro rata share (as determined in accordance with Section 11(d) below) of an Indemnity Loss (such amount, the “Loss Overpayment”), then each other holder of Company Units shall simultaneously contribute to such holder an amount equal to such other holder’s allocable share (based upon such holder’s pro rata share, as determined in accordance with Section 11(d) below, of the Indemnity Loss) of such Loss Overpayment. Notwithstanding anything to the contrary contained herein, no holder of Company Units shall be required to agree to be liable for Indemnity Losses in an amount in the aggregate greater than the total consideration received by such holder in connection with such Sale of the Company.

(b) In the event that a Sale of the Company involves a sale of less than all of the Company Units, each holder of Company Units shall be required to sell his, her or its Company Units in such Sale of the Company, subject to complying with the terms and conditions set forth in this Section 11. The number of Company Units which shall be sold by each holder of Company Units participating in such Sale of the Company shall be equal to the product of (i) the aggregate number of Company Units owned by such holder multiplied by (ii) a fraction, the numerator of which is the aggregate number of Company Units being sold by the Institutional Investors in such sale and the denominator of which is the aggregate number of Company Units owned by the Institutional Investors at the time of such sale.

(c) Investor’s obligation to participate in a Sale of the Company is subject to the satisfaction of the following conditions: (i) upon consummation of the Sale of the Company, Investor shall receive the proceeds from such sale in accordance with the terms of Section 11(d) below, and if the holders of any class of Company Units are given an option as to the form of consideration to be received, all holders of each class of Company Units shall be given the same option subject to Section 11(d) below; provided that the condition that each holder is provided with the same option to receive the same form of consideration as set forth above shall be deemed satisfied even if certain holders elect to receive, to the exclusion of others, securities of the acquiring Person or any of its Affiliates or a mix of such securities and cash, so long as each holder of the same class of Company Units receives the same amount of value per Company Unit of each class, whether in cash or such securities, as the Board shall determine in good faith after review of all facts and circumstances it deems relevant, as of the closing of such Sale of the Company.

(d) In the event a Sale of the Company occurs (whether under this Section 11 or otherwise), each holder of Company Units shall receive in exchange for the Company Units held by such holder an amount equal to such amount that such holder would have received in respect of such holder’s Company Units if the aggregate consideration (after satisfaction or assumption of all debts and liabilities) from such Sale of the Company had been distributed by the Company in a complete liquidation of the Company in accordance with (including, without limitation, in the order of priority as set forth in) the terms of the LLC Agreement (and, if less than all of the Company Units of the Company are included in such transaction, then the allocation of such aggregate net consideration shall be determined as if the Company Units included in such transaction were all of the Company Units of the Company then outstanding and the Company distributed the aggregate consideration in a complete liquidation on that basis, and, for purposes of this Section 11(d), the terms of the LLC Agreement shall be interpreted consistently with this assumption) (such amount is referred to herein as the “Sale Proceeds Amount”). The allocable share of each holder of Class A Common Units of any Indemnity Loss shall be an amount equal to the amount by which such holder’s Sale Proceeds Amount would have been reduced had the aggregate consideration from such Sale of the Company been distributed by the Company in accordance with the sentence immediately foregoing after deducting from such aggregate consideration the aggregate amount of such Indemnity Loss. Subject to the conditions set forth in this Section 11 with respect to the Unitholder Obligations, each holder of Company Units shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such Sale of the Company as requested by the Board.

(e) Each holder of Class A Common Units shall bear such holder’s pro rata share (based upon the aggregate consideration received by each holder of Company Units in such sale) of the expenses incurred in connection with a Sale of the Company (whether under this Section 11 or otherwise) to the extent such expenses are incurred for the benefit of all holders of Company Units and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 11(e), expenses incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of the Sale of the Company shall be deemed to be for the benefit of all holders of Company Units. Expenses incurred by any holder of Company Units on such holder of Company Units’ own behalf shall not be considered expenses of the transaction and shall be the responsibility of such holder of Company Units.

(f) The provisions of this Section 11 shall terminate upon the consummation of an IPO.

12. Definitions.

(a) For the purposes of this Agreement, the following terms have the meanings set forth below:

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and including any successor statute.

“Affiliate” has the meaning set forth in the LLC Agreement.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Managers of the Company.

“Cause” shall have the meaning assigned to such term in any written employment agreement between Investor and the Company or any Subsidiary or, in the absence of any such written employment agreement, shall mean one or more of the following: (i) Investor’s refusal (after written notice and reasonable opportunity to cure) to perform duties properly assigned which are consistent with the scope and nature of his or her position, or (ii) Investor’s commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its Subsidiaries, which act constitutes gross negligence or willful misconduct in the performance of duties to the Company or any of its Subsidiaries, or (iii) Investor’s commission of any theft, fraud, act of dishonesty or breach of trust resulting in or intended to result in material personal gain or enrichment of Investor at the direct or indirect expense of the Company or any of its Subsidiaries, or (iv) Investor’s conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability, or (v) a material violation by Investor of any of the Company’s or any of its Subsidiaries’ written policies or the violation by Investor of any statutory or common law duty of loyalty to the Company or any of its Subsidiaries or Affiliates or (vi) a violation of any restrictive covenant with respect to non-competition, non-solicitation, confidentiality or protection of trade secrets (or similar provision regarding intellectual property) by which Investor is bound under any agreement between Investor and the Company and its Subsidiaries. No act or failure to act will be considered “willful” (x) unless it is done, or omitted to be done, by Investor in bad faith or without reasonable belief that Investor’s action or omission was in the best interests of the Company or (y) if it is done, or omitted to be done, in reliance on the informed advice of the Company’s outside counsel or independent accountants or at the express direction of the Board.

“CDW” shall mean CDW Corporation, an Illinois corporation and indirect wholly-owned subsidiary of the Company following the consummation of the Merger.

“Class A Common Units” shall mean the Units issued to Investor hereunder and units of the Company’s equity or other capital interests issued with respect to such Units by way of a split, combination, distribution or other recapitalization.

“Class B Common Units” has the meaning given such term in the LLC Agreement.

“Common Units” has the meaning given such term in the LLC Agreement.

“Company Units” means (i) any Common Units (including any vested Class B Common Units) purchased or otherwise acquired by any unitholder, (ii) any unvested Class B Common Units, (iii) any Common Units issued or issuable directly or indirectly upon the exercise or exchange of any securities purchased or otherwise acquired by any unitholder which are convertible into or exchangeable for the Company Units described in clause (i) (including pursuant to options to purchase Company Units granted by the Company), and (iv) any Common Units issued or issuable directly or indirectly with respect to the Common Units referred to in clauses (i), (ii) or (iii) above by way of unit distribution or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization (including any equity securities issued in connection with the conversion of the Company from a limited liability company to a corporation as contemplated in Section 14.1 of the LLC Agreement or otherwise). As to any particular securities constituting Company Units hereunder, such securities shall cease to be Company Units when they have been sold in a Public Sale in accordance with the terms of this Agreement.

“Competitor” shall mean any Person conducting or planning to conduct a business similar to, and in competition with, any business conducted or planned by the Company or any of its Subsidiaries in any geographic area in which the Company or any of its Subsidiaries is conducting such business or plans to conduct such business as of the date of termination of Investor’s employment with or services to the Company or its Subsidiaries, if Investor, while employed by or providing services to the Company or any of its Subsidiaries, was involved in such business or had knowledge of such business. Investor will be deemed to have knowledge of a business if Investor received or was otherwise in possession of Confidential Information (as defined below) regarding such business. For purposes of illustration only, the parties agree that each of the corporations, other enterprises or Persons set forth on Schedule 1 attached hereto is a “Competitor” of the Company and its Subsidiaries as of the date hereof, it being acknowledged and agreed that (x) such list is only representative of the Company’s current Competitors but is not exhaustive and is not intended to include all of the Company’s or its Subsidiaries’ current Competitors and (y) other Persons could become Competitors of the Company or its Subsidiaries at a future date.

“Confidential Information” shall mean any (i) trade secret or other confidential or secret information of the Company or of any of its Subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its Subsidiaries not available to the public generally or to Competitors, except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any unauthorized act or omission by Investor, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Investor give prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or (c) is authorized to be used or disclosed by Investor in the course of his or her duties as an executive employee of the Company or any of its Subsidiaries.

“Disability” shall have the meaning assigned to such term in any written employment agreement between Investor and the Company or any Subsidiary or, in the absence of any such written employment agreement, shall mean Investor’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his/her duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Investor’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board. A Disability shall be deemed to have occurred on the date that either Investor (or Investor’s personal representative) or the Company provides notice to the other party of the satisfaction of each of the requirements for a Disability set forth above or on such other date as the parties shall mutually agree.

“Fair Market Value” of any Class A Common Unit, shall mean, as of any date, the fair market value of such Class A Common Unit, taking into account all relevant factors determinative of value (but without regard to any discounts for the lack of liquidity of such securities and minority interests), as determined in good faith by the Board; provided, however, that in the case of a Sale of the Company, the Fair Market Value of each Class A Common Unit shall be the price per Class A Common Unit in such transaction, as solely determined by the Board.

“Family Group” shall mean, with respect to a Person who is an individual, such Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“Institutional Investors” shall mean MDCP and PEP, in each case so long as such Person holds any Class A Common Units.

“Investor” has the meaning set forth in the preamble.

“IPO” has the meaning given such term in the LLC Agreement.

“Legal Requirement” shall mean any law, treaty, statute, code, ordinance, decree, administrative order, constitution, permit, directive, policy, standard, rule, building, zoning, subdivision, health and safety and other land use laws, regulation, or requirement of any government entity and all judicial, quasi-judicial, administrative, quasi-administrative and arbitral judgments, orders (including injunctions) decisions or awards of any government entity, including general principles of common law, civil law and equity, in each case having the force of law and binding on Investor, any property or his assets.

“LLC Agreement” shall mean the Company’s Limited Liability Company Agreement, dated as of the date hereof, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, by and among the Company and the Company’s unitholders.

“MDCP” means, collectively, Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership, and Madison Dearborn Partners V Executive-A, L.P., a Delaware limited partnership.

“Merger” shall mean the merger of Merger Sub into CDW, as contemplated by that certain Agreement and Plan of Merger, dated May 29, 2007, by and among the CDW, VH Holdings and Merger Sub.

“Merger Sub” shall mean VH MergerSub, Inc., an Illinois corporation.

“Original Cost” shall mean, with respect to a Class A Common Unit, $        .

“PEP” means, collectively, Providence Equity Partners VI L.P. and Providence Equity Partners VI-A, L.P.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale of Company Units (i) to the public pursuant to an offering registered under the Securities Act, and (ii) to the public pursuant to Rule 144 (other than Rule 144(k) prior to an IPO) under the Securities Act (or any similar rule then in effect) effected through a broker, dealer or market maker.

“Registration Agreement” shall mean that certain Registration Agreement, dated as of the date hereof, by and among the Company, VH Holdings and other parties thereto.

“Sale of the Company” shall mean any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Institutional Investors and their Affiliates) in the aggregate acquire(s) (i) at least 51% of the equity securities of the Company entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect members of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity securities, unitholder or voting agreement, proxy power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (and, for such purpose, a sale of at least 51% of the equity securities, determined by vote or value, of either VH Holdings or CDW shall be deemed a sale of substantially all of the Company’s assets); provided, that an IPO shall not constitute a Sale of the Company.

“Section 351 Transaction” has the meaning assigned to that term in the LLC Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time and any successor statute thereto, and the rules and regulations promulgated thereunder.

“Separation” means Investor ceasing to be employed by the Company and its Subsidiaries.

“Separation Date” means the date on which Investor ceases to be employed by the Company and its Subsidiaries due to a Separation.

“Subsidiary” has the meaning given such term in the LLC Agreement.

“Transfer” has the meaning given such term in the LLC Agreement.

“Unitholders Agreement” means that certain Unitholders Agreement, dated as of the date hereof, as amended from time to time, between the Company and certain of its unitholders.

“VH Holdings” means VH Holdings, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Company.

(b) Whenever this Agreement requires a calculation of Common Units held by the Institutional Investors such calculation shall aggregate the number of Common Units held by Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V Executive-A, L.P., a Delaware limited partnership, Providence Equity Partners VI, L.P., a Delaware limited partnership, Providence Equity Partners VI-A, L.P., a Delaware limited partnership, MDCP Co-Investors (CDW), L.P., a Delaware limited partnership, and PEP Co-Investors (CDW), L.P., a Delaware limited partnership and their Affiliates.

13. Miscellaneous.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Common Units in violation of any provision of this Agreement or the LLC Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Common Units as the owner of such Common Units for any purpose.

(b) Irrevocability: Binding Effect on Successors and Assigns. Investor hereby acknowledges and agrees that, except as provided under applicable federal, state or foreign securities laws, the purchase hereunder is irrevocable, that Investor is not entitled to cancel, terminate or revoke this Agreement, the LLC Agreement or any agreements of Investor hereunder, and that this Agreement, the LLC Agreement and such other agreements shall survive the death or disability of Investor and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Investor is more than one person, the obligations of Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns.

(c) Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby and thereby.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Complete Agreement. This Agreement, the LLC Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(h) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(j) WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Investor and the Institutional Investors.

(m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n) Third-Party Beneficiary. The Company and Investor acknowledge that each of the Institutional Investors is an express third party beneficiary under this Agreement and that the Institutional Investors can enforce the provisions of this Agreement intended for their benefit.

(o) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.

(p) Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

CDW Holdings LLC

c/o CDW Corporation

200 North Milwaukee

Vernon Hills, Illinois 60061

Attention:	John A. Edwardson
Facsimile:	847-968-0336

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners V-A, L.P.

Madison Dearborn Capital Partners V-C, L.P.

Madison Dearborn Capital Partners V Executive-A, L.P.

Three First National Plaza

Suite 3800

Chicago, IL 60602

Attention:	Benjamin D. Chereskin
Facsimile:	312-895-1001

and

Providence Equity Partners VI L.P.

Providence Equity Partners VI-A L.P.

50 Kennedy Plaza, 18th Floor

Providence, RI 02903

Attention:	Glenn Creamer
Michael Dominguez
Facsimile:	401-751-1790

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile:	(312) 861-2200
Attention:	Edward T. Swan, P.C.
Michael D. Paley

Notices to MDCP:

Madison Dearborn Capital Partners V-A, L.P.

Madison Dearborn Capital Partners V-C, L.P.

Madison Dearborn Capital Partners V Executive-A, L.P.

Three First National Plaza

Suite 3800

Chicago, IL 60602

Attention:	Benjamin D. Chereskin
Facsimile:	312-895-1001

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile:	(312) 861-2200
Attention:	Edward T. Swan, P.C.
Michael D. Paley, Esq.

Notices to PEP:

Providence Equity Partners VI L.P.

Providence Equity Partners VI-A L.P.

50 Kennedy Plaza, 18th Floor

Providence, RI 02903

Attention:     Glenn Creamer

                       Michael Dominguez

Facsimile: 401-751-1790

with copies to (which shall not constitute notice):

Weil, Gotshal and Manges

50 Kennedy Plaza, 11th Floor

Providence, RI 02903

Attention: David Duffell

Facsimile: 401-278-4710

Notices to Investor:

See Schedule A

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP

227 West Monroe Street, Suite 4400

Chicago, IL 60606

Facsimile: (312) 984-7700

Attention: Mark A. Harris

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Class A Common Unit Purchase and Exchange Agreement on the date first written above.

CDW HOLDINGS LLC

By:
Name:
Its:

Signature Page to Class A Common Unit Purchase and Exchange Agreement

Schedule A-1

Exchanged Units

Investor Name and Address	Number of Exchange Shares	Number of Exchanged Units	Total Value of Exchanged Units

Schedule A-2

Purchased Units

Investor Name and Address	Number of Class A Common Units	Price Per Class A Common Unit	Total Purchase Price